RESIGNATION

I, Bobby Stanley, hereby resign from all officer and director positions that I hold with Clear Skies Holdings, Inc. and any of its direct or indirect subsidiaries, effective immediately.

/s/ Bobby Stanley
Bobby Stanley

Dated: December 20, 2007